EXHIBIT 23.5

                        SIMAT, HELLIESEN & EICHNER, INC.
                                  90 PARK AVE
                            NEW YORK, NEW YORK 10016




                                December 8, 1998




MIDWAY AIRLINES CORPORATION
300 West Morgan Street, Suite 1200
Durham, North Carolina 27701

     Re: Registration Statement on Form S-4 of Midway Airlines Corporation relating to Pass Through Certificates 1998-1


Ladies and Gentleman:

     We consent to the use of our report, dated June 29, 1998, and to the reference to our name in the text under the headings "Risk Factors - Factors Related to the Certificates and the Exchange Offer - Appraisals and Realizable Value of Aircraft", "Description of the Aircraft and Appraisals - Appraised Value," "Description of the Equipment Notes - General" and "Experts" in the above-captioned Registration Statement and to the summary contained in the text under such headings of the report prepared by us with respect to the Aircraft referred to therein.


                                Sincerely,

                                SIMAT, HELLIESEN & EICHNER, INC.

                                By: /s/ Timothy R. Phelan
                                    ---------------------------
                                    Name: Timothy R. Phelan
                                    Title: Senior Vice President